Independent Auditors' Consent

The Board of Trustees
Oppenheimer Capital Preservation Fund:

We consent to the use in this Registration  Statement of Oppenheimer Capital  Preservation Fund of our report dated
November  21,  2001,  included in the  Statement  of  Additional  Information,  which is part of such  Registration
Statement,  and to the  references  to  our  firm  under  the  headings "Financial  Highlights" appearing  in the
Prospectus,  which is also  part of such  Registration  Statement,  and  "Independent Auditors" appearing  in the
Statement of Additional Information.

/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
February 25, 2002